UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2004

SUNTRUST BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:    404-588-7165

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 11, 2004, SunTrust Banks, Inc. ("SunTrust" or the "Registrant") issued a press release (the "Press Release") containing information regarding its results of operations and financial condition for the first and second fiscal quarters of 2004. A copy of the Press Release is attached to this Current Report on Form 8-K (this "Current Report") as Exhibit 99.1 hereto and is incorporated into this Item 2.02 by reference.

ITEM 8.01.    OTHER EVENTS

In the Press Release referred to in Item 2.02 above, SunTrust announced, among other things, (i) that it expects to restate its earnings for its first and second fiscal quarters of 2004 as a result of errors in input data used to calculate SunTrust's first and second quarter 2004 allowances for loan losses related exclusively to SunTrust's indirect auto loan portfolio, and (ii) that SunTrust's Audit Committee has begun an independent review of the errors, communications by certain SunTrust personnel to SunTrust's independent auditors about the errors, loan loss reserve issues, and related matters. In the Press Release, SunTrust also indicated that it is possible this review could result in additional restatements to SunTrust's previously issued financial statements, including further adjustments to the first and second quarter 2004 results. A copy of the Press Release is attached to this Current Report as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.    The following exhibit is filed herewith:

Exhibit Number	Description
99.1 -	Press release of SunTrust, issued on October 11, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 12, 2004

SUNTRUST BANKS, INC.

By: /s/ Kimberly N. Rhodes
Kimberly N. Rhodes Vice President and Corporate Counsel